UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2013

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2013, Merit Medical Systems, Inc. (“Merit”) entered into a First Amendment to Amended and Restated Credit Agreement, dated as of October 4, 2013 (the “Amendment”), by and among Merit, certain subsidiaries of Merit, the lenders who are party to the Amendment (collectively, the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders.  The Amendment sets forth the terms and conditions upon which Merit, Wells Fargo and the other parties to the Amendment have agreed to amend Merit’s Amended and Restated Credit Agreement, dated December 19, 2012, by and among Merit, the Lenders and Wells Fargo (the “Credit Agreement”).  Among other provisions, the Amendment provides for an increase in Merit’s borrowing capacity under the Credit Agreement by $40,000,000.  The Credit Agreement, after giving effect to the Amendment (the “Amended Credit Agreement”), sets forth the agreement of the Lenders to make revolving credit loans to Merit in an aggregate amount of $215,000,000 on the terms and subject to the conditions set forth in the Amended Credit Agreement.  The Lenders have previously made a term loan to Merit in the amount of $100,000,000, repayable in quarterly installments in the amounts provided in the Credit Agreement until the maturity date of December 19, 2017, at which time the term loan, together with accrued interest thereon, is required to be paid in full.  In addition, certain mandatory prepayments are required to be made upon the occurrence of certain events described in the Amended Credit Agreement.  Wells Fargo has agreed to make “Swingline” loans from time to time through the maturity date of December 19, 2017 in amounts equal to the difference between the amounts actually loaned by the Lenders and the aggregate credit commitment.

On December 19, 2017, all principal, interest and other amounts outstanding under the Amended Credit Agreement are payable in full.  At any time prior to the maturity date, Merit may repay any amounts owing under all revolving credit loans, term loans, and all Swingline loans in whole or in part, subject to certain minimum thresholds, without premium or penalty, other than breakage costs.

The term loan and any revolving credit loans made under the Credit Agreement bear interest at adjustable interest rates, based upon Merit’s Consolidated Total Leverage Ratio (as defined in the Amended Credit Agreement) for the applicable period.  Merit may elect to have interest on term loans and revolving credit loans computed based on the base rate (described below), the LIBOR Rate (as defined in the Amended Credit Agreement or the LIBOR Market Index Rate (as defined in the Amended Credit Agreement).  Base rate loans bear interest at a rate equal to the base rate plus not less than 0.25% nor more than 2.50%, based upon the Consolidated Total Leverage Ratio for the applicable period.  LIBOR Rate and LIBOR Market Index loans bear interest at a rate equal to the LIBOR Rate or LIBOR Market Index Rate, as applicable, plus not less than 1.25% nor more than 3.50%, based upon the Consolidated Total Leverage Ratio for the applicable period.  As of October 4, 2013, term loans and revolving credit loans under the Amended Credit Agreement bore interest, at the election of Merit, at either (y) the base rate plus 2.25%, or (z) the LIBOR Rate or LIBOR Market Index Rate plus 3.25%.  Swingline loans bear interest at the LIBOR Market Index Rate plus not less than1.25% nor more than 3.50%.  As of October 4, 2013, Swingline loans bore interest at the LIBOR Market Index Rate plus 3.25%.  Interest on each loan featuring the base rate or the LIBOR Market Index Rate is due and payable on the last business day of each calendar month; interest on each loan featuring the LIBOR Rate is due and payable on the last day of each interest period selected by Merit when selecting the LIBOR Rate as the benchmark for interest calculation.  For purposes of the Amended Credit Agreement, the base rate means the highest of (i) the prime rate (as announced by Wells Fargo), (ii) the federal funds rate plus 0.50%, or (iii) LIBOR for an interest period of one month plus 1.0%.  Merit’s obligations under the Amended Credit Agreement and all loans made thereunder are secured by a security interest in the assets of Merit and certain of its subsidiaries (including the SAFEGUARD® and AIR-BAND™ products and the assets of Radial Assist, LLC referenced in Item 7.01 below) pursuant to a separate collateral agreement entered into in conjunction with the Credit Agreement.

The Amended Credit Agreement contains customary covenants, representations and warranties and other terms customary for revolving credit loans of this nature.  In this regard, the Amended Credit Agreement requires Merit to not, among other things, (a) permit the Consolidated Total Leverage Ratio (as defined in the Amended Credit Agreement) to be greater than 4.75 to 1 as of the fiscal quarter ending December 31, 2013; greater than 4.00 to 1 as of the fiscal quarter ending March 31, 2014; greater than 3.75 to 1 as of the fiscal quarter ending June 30, 2014; greater than 3.50 to 1 as of the fiscal quarter ending September 30, 2014; greater than 3.25 to 1 as of the fiscal quarter ending December 31, 2014; greater than 3.00 as of any fiscal quarter ending during 2015; greater than 2.75 to 1 as of any fiscal quarter ending during 2016, or greater than 2.50 to 1 as of any fiscal quarter ending thereafter; (b) for any period of four consecutive fiscal quarters, permit the ratio of Consolidated EBITDA (as defined in the Credit Agreement and subject to certain adjustments) to Consolidated Fixed Charges to be less than 1.75 to 1; or (c) subject to certain adjustments, permit Consolidated Net Income for certain periods to be less than $0.  Additionally, the Amended Credit Agreement contains various negative covenants with which Merit must comply, including, but not limited to, limitations respecting: the incurrence of indebtedness, the creation of liens on its property, mergers or similar combinations or liquidations, asset dispositions, and other provisions customary in similar types of agreements.

Under the Amended Credit Agreement, upon the occurrence of an Event of Default, Merit may be required to repay all outstanding indebtedness immediately.  An Event of Default includes (a) a default in the payment of principal of loans and reimbursement obligations under the Amended Credit Agreement, (b) a determination that any representation, warranty, certification or statement of fact in the Amended Credit Agreement or any other loan document associated therewith was materially incorrect or misleading when made, (c) the default by any Credit Party in the performance of any covenant or agreement set forth in the Amended Credit Agreement, (d) the default by any Credit Party in the payment of other indebtedness that exceeds $10,000,000, (e) the occurrence of any Change in Control (as defined in the Amended Credit Agreement, (f) the entry of any Credit Party into a bankruptcy proceeding, subject to certain conditions, and other default provisions that are customary in similar type agreements.

Pursuant to the terms of the Amended Credit Agreement, the revolving credit loan availability will be automatically and permanently reduced to (i) $190,000,000 on March 31, 2014 and (ii) $175,000,000 on October 1, 2014.  If the revolving credit loan is in excess of such amounts on such dates, the Amended Credit Agreement obligates Merit to immediately pay down all amounts in excess of the reduced credit availability.  Merit’s failure to pay down the revolving credit loan below such amounts would constitute a default under the terms of the Amended Credit Agreement.  Upon the consummation of the sale, if any, of Merit’s facility in Pearland, Texas, the Amended Credit Agreement requires Merit to pay 100% of the net proceeds of such sale to the Lenders.  Any such payment would be applied to payment of the revolving loan credit facility, and result in a corresponding permanent reduction in the revolving credit loan availability.

If an Event of Default occurs, then, to the extent permitted in the Amended Credit Agreement, the Lenders may direct the Administrative Agent to, or the Administrative Agent may, with the consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the loans, as applicable, terminate the Revolving Credit Commitment, accelerate the repayment of any outstanding loans and exercise all rights and remedies available to such Lenders under the Amended Credit Agreement and applicable law.  In the case of an Event of Default that exists due to the occurrence of certain involuntary or voluntary bankruptcy, insolvency or reorganization events of Merit, the Credit Facility will automatically terminate and the repayment of any outstanding loans shall be automatically accelerated.

As of September 30, 2013, Merit had borrowed $251,157,250 under the Credit Agreement, as in effect prior to the execution of the Amendment.

The foregoing summary of the principal terms of the Amended Credit Agreement is not complete and is qualified in its entirety by the actual terms and conditions of the Amended Credit Agreement, a copy of which Merit intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2013.  The representations, warranties, and other terms contained in the Amended Credit Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Amended Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Amended Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merit or any of its subsidiaries or affiliates.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Amended Credit Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important party by the underlying exhibits and schedules.

Safe Harbor for Forward-Looking Statements

This Report contains forward-looking statements regarding, among other things, the amendment of the Credit Agreement and the terms and conditions of the Amended Credit Agreement, as well as Merit’s acquisitions of the assets referenced in Item 7.01 below.  Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “will,” “may,” “intend” or similar expressions are forward-looking statements.  Because these statements reflect Merit’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties.  Such risks and uncertainties include risks relating to Merit’s potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through recent, proposed or future transactions; product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; greater governmental scrutiny and regulation of the medical device industry; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; compliance with governmental regulations and administrative procedures; potential restrictions on Merit’s liquidity or its ability to operate its business by its current debt agreements; possible infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; the potential of fines, penalties, or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws and regulations; laws targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in, or failure to comply with, governing regulations; the effect of changes in tax laws and regulations in the United States or other countries; increases in the price of commodity components; negative changes in economic and industry conditions in the United States and other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in Euro and GBP exchange rates; Merit’s need to generate sufficient cash flow to fund its debt obligations, capital expenditures, and ongoing operations; concentration of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in health care markets related to health care reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; uncertainties associated with potential healthcare policy changes which may have a material adverse effect on Merit; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2012 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will differ, and may differ materially, from anticipated results.

Item 7.01 Regulation FD

On October 7, 2013, Merit issued press releases entitled “Merit Medical Acquires Pressure-Assisted Hemostatic Devices From Datascope Corp.” and “Merit Medical Acquires Assets of Radial Assist.”  Copies of such press releases are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                             Exhibits

99.1                        Press Release issued by Merit Medical Systems, Inc., dated October 7, 2013, entitled “Merit Medical Acquires Pressure-Assisted Hemostatic Devices From Datascope Corp.”

99.2                        Press Release issued by Merit Medical Systems, Inc., dated October 7, 2013, entitled “Merit Medical Acquires Assets of Radial Assist.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: October 10, 2013	By:	/s/ Rashelle Perry
Chief Legal Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by Merit Medical Systems, Inc., dated October 7, 2013, entitled “Merit Medical Acquires Pressure-Assisted Hemostatic Devices From Datascope Corp.”

99.2	Press Release issued by Merit Medical Systems, Inc., dated October 7, 2013, entitled “Merit Medical Acquires Assets of Radial Assist.”